UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2007

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     On October 26, 2007, the Compensation Committee of the Board of Directors of PeopleSupport, Inc. (the “Company”), in connection with its annual review of executive compensation and after consultation with an independent third-party compensation advisory firm, approved increases in the compensation of certain executive officers. The Compensation Committee approved increases in base salaries, target bonuses and equity compensation for these executive officers to bring their compensation more in line with the compensation of the peer group companies and to enhance the Company’s ability to attract and retain senior executives. The Compensation Committee determined that in order for the Company to maintain competitive executive compensation, it should review Company compensation against a peer group that consists of profitable, high growth technology companies.
     The new executive compensation packages approved by the Compensation Committee consist of: (i) a grant on October 26, 2007 of stock options and restricted stock units (RSUs), which are all subject to vesting, (ii) new base salaries, effective January 1, 2008, and (iii) target bonus levels for 2008, to be paid based on 2008 performance. The target bonus levels for 2008 will be based on achieving individual and Company goals to be approved by the Compensation Committee. Actual bonus awards, if any, will depend on whether goals have been achieved or exceeded, and may therefore vary from the target levels.
     The new compensation for the Company’s Chief Executive Officer and the other executive officers who received compensation increases are as follows:

		2008 Target Bonus
Name and Principal Position	2008 Base Salary	(% of Base)	Stock Options(1)	RSUs(2)
Lance Rosenzweig	$450,000	100%	75,000	37,500
Chairman of the Board, President and Chief Executive Officer

Richard Bledsoe	$320,000	60%	50,000	25,000
Chief Operating Officer

Caroline Rook	$300,000	60%	35,000	17,500
Chief Financial Officer

Rainerio Borja	$290,000	60%	35,000	17,500
President, PeopleSupport Philippines and Vice President of Strategic Programs

Joseph Duryea	$230,000	NA	35,000	17,500
Vice President, Sales

Jennifer Sherry	$200,000	30%	15,000	7,500
Vice President of Global Human Resources

(1)	The stock options have an exercise price of $11.64 per share (the market closing price on October 26, 2007, the date of grant). The options will vest and become exercisable as to 25% of the shares on October 26, 2008 and thereafter monthly in 36 equal installments based on continued service.

(2)	The restricted stock units vest annually in three equal installments based on continued service, with the first one-third vesting on October 26, 2008, the first anniversary of the grant date, and annually thereafter in equal installments over two years.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2007
PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
President, Chief Executive Officer and
Chairman of the Board of Directors